Exhibit k.3.ii

February 25, 2022

State Street Bank and Trust Company

One Iron Street

Boston, MA 02111

Attention: Scott Shirrell, Vice President

Re: Calamos Global Convertible and Dynamic Income Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 1.b of the Administration Agreement dated as of October 26, 2018 (as amended, modified or supplemented from time to time, the “Agreement”) between each management investment company identified on Schedule A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your company act as Administrator for the Fund under the terms of the agreement.

Attached as Schedule A hereto is a replacement of “Schedule A” to the Agreement, effective as of the date set forth below.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CALAMOS GLOBAL CONVERTIBLE AND DYNAMIC INCOME TRUST

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Suzanne M. Hinckley
Name:	Suzanne M. Hinckley
Title:	Senior Vice President

Effective Date:	2/25/22

SCHEDULE A

TO

ADMINISTRATION AGREEMENT

OPEN-END FUNDS

CALAMOS ADVISORS TRUST

Calamos Growth and Income Portfolio

CALAMOS INVESTMENT TRUST

Calamos Convertible Fund

Calamos Dividend Growth

Calamos Evolving World Growth Fund

Calamos Global Convertible

Calamos Global Equity Fund

Calamos Global Opportunities Fund

Calamos Global Sustainable Equities Fund

Calamos Growth and Income Fund

Calamos Growth Fund

Calamos Hedged Equity Fund

Calamos High Income Opportunities Fund

Calamos International Growth Fund

Calamos Market Neutral Income Fund

Calamos Phineus/Long Short Fund

Calamos Select Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos Total Return Bond Fund

CLOSED-END FUNDS

Calamos Strategic Total Return Fund

Calamos Convertible Opportunities and Income Fund

Calamos Convertible and High Income Fund

Calamos Global Total Return Fund

Calamos Global Dynamic Income Fund

Calamos Dynamic Convertible and Income Fund

Calamos Long/Short Equity & Dynamic Income Trust

Calamos Global Convertible and Dynamic Income Trust